SECURITIES AND EXCHANGE COMMISSION

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AMENDMENT NO. 1 TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Max Cash Media, Inc.

(Exact Name of Small Business Issuer in its Charter)

Nevada
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

50 Brompton Road, Apt. 1X
Great Neck, NY 11021.

(646) 303-6840
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Placeof Business)

Corporation Service Company
502 East John Street
Carson City, Nevada 89706
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	1,370,000	$0.10	$137,000	$5.50

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED  FEBRUARY __ , 2008

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

1,370,000 SHARES OF
MAX CASH MEDIA, INC.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange and have no voting rights. The 1,370,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  February  __, 2008

ABOUT OUR COMPANY

Max Cash Media Inc., DBA www.PitchProject.com (“the Company”) was incorporated in Nevada in July 2007 to acquire and market intellectual properties in the entertainment industry.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.10 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (July 9, 2007) through September 30, 2007 are derived from our audited financial statements.

For the Period from July 9, 2007 (Inception) to September 30, 2007
STATEMENT OF OPERATIONS

Revenues	$-
Total Operating Expenses	$16,593
Net Loss	$(16,593)

As of September 30, 2007
BALANCE SHEET DATA

Cash	$100
Total Assets	$100
Total Liabilities	$11,100
Stockholders’ Deficiency	$(11,000)

WHERE YOU CAN FIND US

Our principal executive office location and mailing address is 50 Brompton Road, Apt. 1X, Great Neck, NY 11021. Our telephone number is (646) 303-6840.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Nevada in July 2007. We have no significant financial resources and no revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to significantly expand our operations and acquire the operating entities as set forth in our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. From inception to September 30, 2007, we have incurred a net loss of $16,593. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF NOAH LEVINSON. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Noah Levinson, our only officer. We currently do not have an employment agreement with Mr. Levinson. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.10 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in October 2007 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 1,370,000 shares of our common stock held by 44 shareholders of our common stock which sold in our Regulation D Rule 506 offering completed in October 2007.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of  February 5, 2008 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
Tracy Baker	50,000	50,000	0	0
Alexander T. Balasco(1)	10,000	10,000	0	0
Byron Balasco(1)	50,000	50,000	0	0
Christopher Baumgartner	30,000	30,000	0	0
Brian A. Burdette (2)	5,000	5,000	0	0
Cynthia A. Burdette(2)	5,000	5,000	0	0
Jong Un Choe	50,000	50,000	0	0
Beverly W. Cline (3)	5,000	5,000	0	0
John Cline (3)	5,000	5,000	0	0
LawrenceDodd	10,000	10,000	0	0
Russell Fuller	10,000	10,000	0	0
Harold Gignac (4)	30,000	30,000	0	0
Patricia Gignac (4)	20,000	20,000	0	0
Gerald E. Golt	20,000	20,000	0	0
James Hanlin	5,000	5,000	0	0
Kyung S. Hwang	50,000	50,000	0	0
David Ihn (5)	50,000	50,000	0	0
Myunghee Ihn (5)	50,000	50,000	0	0

Tai Ihn (5)	50,000	50,000	0	0
Eul S. Kang (6)	50,000	50,000	0	0
Jung R. Kang (6)	50,000	50,000	0	0
Myung Jae Kang (6)	50,000	50,000	0	0
Kyung Ae Kim	50,000	50,000	0	0
Donna K. Knight (7)	50,000	50,000	0	0
George M. Knight (7)	50,000	50,000	0	0
Joon K. Lee	50,000	50,000	0	0
Elizabeth H. Mays	20,000	20,000	0	0
John Messner	5,000	5,000	0	0
Won Sang Moon	50,000	50,000	0	0
Kevin Myers	10,000	10,000	0	0
Steven. Pyun (8)	50,000	50,000	0	0
Brian Pyun (9)	50,000	50,000	0	0
Dan R. Sanderson	5,000	5,000	0	0
Samir Shelat (10)	50,000	50,000	0	0
Sashi Shelat (10)	50,000	50,000	0	0
Noel Steven Simms	5,000	5,000	0	0
Angela Smelcer (11)	20,000	20,000	0	0
Hudson Smelcer (11)	20,000	20,000	0	0
Idea Nochole Trotter	10,000	10,000	0	0
Elizabeth Whitehead	10,000	10,000	0	0
William R. Wilkes	10,000	10,000	0	0
Frank S. Woody Jr. (12)	50,000	50,000	0	0
George G. Woody (12)	50,000	50,000	0	0
Riccardo L. Zimmerman	50,000	50,000	0	0

 Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	Are broker-dealers or affiliated with broker-dealers.

(1)  Alexander and Byron Balasco are brothers.

(2)  Brian and Cynthia Burndette are husband and wife.

(3)  John and Beverly Cline are husband and wife.

(4)  Harold and Patricia Gignac are husband and wife.

(5)  David and Myunghee Ihn are husband and wife and Tai Ihn is their daughter.

(6)  Eul and Myung Kang are husband and wife and Jung is their daughter.

(7)  George and Donna Knight are husband and wife.

(8)  Steven Pyun is the brother of Irv Pyun, the Company’s Secretary.

(9) Brian Pyun is the son of Steven Pyun and the nephew of Irv Pyun, the Company’s Secretary.

(10) Samir and Sashi Shelat are husband and wife.

(11) Hudson and Angela Smelcer are husband and wife.

(12) Frank and Georgye Woody are husband and wife.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.10 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $50,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of February 5, 2008 are as follows:

NAME	AGE	POSITION

Noah Levinson	35	Founder, Chairman, CEO and Director
Irv Pyun	51	Secretary

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Noah Levinson

Noah Levinson is currently the Vice President and Operations Manager for Refinance.com, a privately held mortgage bank in New York.  Previous to the mortgage business, Mr. Levinson worked extensively in the entertainment industry.  His first job out of college was at EMI Records doing dance music promotion.  Mr. Levinson then served as a personal assistant to actor Danny DeVito in Los Angeles, and cultivated many relationships in the field.  After two years in California, Mr. Levinson returned to New York to pursue his passion in public relations.  Following several consulting positions, Mr. Levinson created his own boutique public relations firm, Citiwide Media Inc., and handled events for such clients as New Line Cinema, Sundance Channel, and the Raul Julia Ending Hunger fund.

Irv Pryun

Irv Pyun is Senior Vice President of TriSure Benefits LLC.  He was previously owner and CEO of Benefit Solutions Group, Inc., an employee benefits brokerage/consulting firm in Raleigh.  Irv attended Brown University and has over 27 years of experience evaluating group insurance plans.  He was an officer and manager of the Group Underwriting Department with The Prudential Insurance Company of America and was responsible for underwriting group accounts ranging from 100 to 20,000 employees.  He is familiar with various funding mechanisms for all types of benefit plans whether they are fully insured, partially self-insured, or self-insured.  As an independent brokerage consultant, he has been advising employers on their employee benefit programs for more than 22 years, and served as Chairman of the Select Committee on Health Care for the City of Raleigh.  Irv is also a partner with Vesta Enterprises, LLC, a venture firm specializing in real estate.  Mr. Pyun is also currently involved with the production of two movies and a PBS TV show.  The movies will be released this fall and the tv show is scheduled to air January 2008.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of February 5, 2008 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Noah Levinson 50 Brompton Road, Apt. 1X Great Neck, NY 11021	5,000,000	78.13%

Common Stock	All executive officers and directors as a group	5,000,000	78.13%

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 Shares of common stock, $0.001 par value per Share and 10,000,000 shares of preferred stock, par value $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per Share on all matters on which shareholders may vote.

All Shares of common stock now outstanding are fully paid for and non-assessable and all Shares of common stock which are the subject of this private placement, when issued, will be fully paid and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of North Carolina for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of Shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining Shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per Share.  The terms of the preferred Shares are at the discretion of the board of directors.  Currently no preferred Shares are issued and outstanding.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in July 2007 in the State of Nevada. In July 2007, we issued 5,000,000 Founder Shares at par value of $0.001 to, Noah Levinson in consideration for services provided. In September 2007 and October  we sold 1,370,000 common shares at $0.10 per share in connection with our private placement.

DESCRIPTION OF BUSINESS

General

The Company was incorporated in July 2007 in Nevada with the intention of acquiring and marketing intellectual properties within the entertainment industry.  Initially, we intend to introduce our web site as a destination for writers looking to market their intellectual property.  Once in possession of said properties, we will actively market them to various avenues within the entertainment industry.

We are establishing business relationships with talent agencies, film academies, film festivals, and literary magazines.  We will look to form strategic partnerships that will allow us to market our properties.

Properties

The Company is in preliminary talks to acquire its first property.  We intend for the screenplay “Bring Back the Clowns” to be our first business venture. The story is of a Puerto Rican/Jewish family living in City Island in the Bronx, NY with a crazy matriarchal grandmother and her lovable grandson.  The Latino market is virtually untouched in Hollywood and this film has potential to generate huge revenues.  Actress Salma Hayek recently created a production company to market exactly this kind of project.  An article in the Boston Herald read, “Salma Hayek and Metro-Goldwyn-Mayer Inc. have formed a new production company aiming to create movies that not only feature Latino themes and talent, but also have mass-market appeal.”  Various people in the entertainment industry feel that this is an exciting new concept as well as a great way to tap into unknown talent.

COMPETITION

We plan on soliciting material from everyday people who have a story or an idea that they do not know how to market.  We can capitalize on the “average joe” who has always had an idea and never had an outlet for it.

We expect that the company’s web site will compete with talent agencies, movie studios and literary magazines for intellectual property.  We will not have the marketing dollars or the exposure that they have, but we will have a major advantage over the big players in the industry as they have certain restrictions in place for unsolicited material.  Many companies have the following practices in place:

1	Movie studios generally do not accept unsolicited material for fear of copyright infringement lawsuits. When unsolicited material enters the mailroom it is promptly sent back to its sender.

2	Movie studios generally only look to acquire screenplays and books. This is usually done through literary agencies, talent agencies and publishing companies.

MARKETING

The Company will look to market itself via its web site and advertising materials.  We will advertise in trade publications, literary magazines, film academy literature, writing workshops, and at film festivals.  We will look to utilize existing mailing and email lists of these organizations to promote the web site and drive submissions.

We believe that through the use of ‘guerilla marketing’ we will be able to keep costs to a minimum and create a buzz in the entertainment community.  As word of mouth spreads, we hope to be inundated with submitted material.

Web Site

The Company will design an exciting and interactive web site to encourage the submission of material.  The web site will allow individuals to upload their content which will then be emailed to one of our staff readers.

Acquisition Cost for Properties

When a property is acquired, the Company will receive North American rights and a one- year film option.  We will pay $500 for the submitted product.  This will allow ample time to market the said product.

Promotions

The Company will conduct marketing in support of the URL which will address two basic goals: to build the Company brand and to solicit for submissions.

Our promotional tactics can be categorized into three areas: advertising, film festival and film academy promotions and public relations.

Advertising

The Company expects to aggressively advertise in such publications as The Hollywood Reporter, and Daily Variety, which are the two largest trade publications in the entertainment industry.  We will establish strategic partnerships with entertainment web sites to drive traffic to our web site.

Film Festival & Film Academy Promotions

The Company will sponsor events at film festivals.  We will establish a presence at such film festivals as The Sundance Film Festival and The Tribeca Film Festival, which are two most high profile film festivals in the United States.  We will look to distribute literature through gift bags and giveaways.

The company will sponsor writing competitions at film academies and writing workshops.  This will generate brand awareness and drive submissions to the web site.

Public Relations

In addition to advertising and promotions, the Company will use traditional public relations to raise awareness of the Company. Our public relations strategy is designed to build brand awareness with limited cash outlay. The Company plans to develop a media kit that will contain information about the Company and our vision. The company plans to build brand awareness with paid advertising. The Company hopes to have an on-site presence at film academies and film schools. The Company plans seek endorsements from celebrities and established mainstream writers. Also, the Company will work to establish relations with key entertainment reporters such as Army Archerd and opinion leaders in trade publications.

MANAGEMENT DISCUSSION AND ANALYSIS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

The Company has not begun operations, and we require outside capital to implement our business model.

1.	We believe we can begin to implement our plan to acquire intellectual property.

2.
All functions will be coordinated and managed by the founder of the Company, including marketing, finance and operations. We intend to hire a part-time employee to coordinate marketing efforts and read submissions. The time commitment of the position will depend upon the aggressiveness of our submissions, but we believe it will require a minimum of $15,000 to hire the personnel needed to assist with our new business activity.

3.
We intend to launch our web site and begin targeted marketing to drive submissions by the end of the second quarter of 2008. We intend to support these marketing efforts through advertising and the development of high-quality printed marketing materials to distribute at writing workshops, film academies and film festivals. We expect the total cost of the marketing program to range from $10,000 to $75,000.  During this preliminary launch period, we also expect to invest between $1,000 and $5,000 in accounting software.

4.	Within 90-120 days of the initiation of our marketing campaign, we believe that we will begin to generate submissions and acquire our first properties.

In summary, we should be generating revenues from our acquired property within 180 days of out first product purchase and a maximum of 240 days.

If we are unable to market effectively our acquired properties, we may have to suspend or cease our efforts.  If we cease our previously stated efforts, we do not have plans to pursue other business opportunities.

Limited Operating History

We have generated less than two full years of financial information and have not previously demonstrated that we will be able to expand our business through increased investment marketing. We cannot guarantee that the expansion efforts described in this Memorandum will be successful.  Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our acquired properties.

Future financing may not be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue expanding our operations.  Equity financing will result in a dilution to existing shareholders.

Results of Operations

For the period from inception through September 30, 2007, we had no revenue. Expenses for the period totaled $16,593 resulting in a loss of $16,593. Expenses of $16,593 for the period consisted of $5,593 for general and administrative expenses and $11,000 for professional fees.

Capital Resources and Liquidity

As of September 30, 2007 we had $100 in cash.

We believe that we will need additional funding to satisfy our cash requirements for the next twelve months. Completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that additional financing will be available. In the absence of additional financing, we may be unable to proceed with our plan of operations.

We anticipate that our operational, and general and administrative expenses for the next 12 months will total approximately $65,000. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our business plan. We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

DESCRIPTION OF PROPERTY

Our business office is located at 50 Brompton Road, Apt. 1X, Great Neck, NY, 11021.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 9, 2007, we issued 5 million founder shares of common stock to Noah Levinson pursuant to the exemption from registration set forth in section 4(2) of the Securities Act of 1933.  The total purchase price of the Shares was $5,000.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 44 shareholders of our common stock.

Rule 144 Shares

As of February 5, 2008 there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After October 2008, the 1,370,000 shares of our common stock held by the 44 shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal approximately 64,000 shares of our common stock as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

EXECUTIVE COMPENSATION

Summary Compensation Table

Compensation of Executive Officers

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended September 30, 2007 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Noah Levinson Founder, Chairman, and CEO	2007	$0	0	0	0	0	0	0	$0

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through September 30, 2007.

Aggregated Option Exercises and Fiscal Year-End Option Value Table.There were no stock options exercised during period ending September 30, 2007 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our officers or directors.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C.Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

MAX CASH MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
September 30, 2007

CONTENTS

PAGE	F-1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-2	BALANCE SHEET AS OF SEPTEMBER 30, 2007

PAGE	F-3	STATEMENT OF OPERATIONS FOR THE PERIOD FROM JULY 9, 2007 (INCEPTION) TO SEPTEMBER 30, 2007.

PAGE	F-4	STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY FOR THE PERIOD FROM JULY 9, 2007 (INCEPTION) TO SEPTEMBER 30, 2007

PAGE	F-5	STATEMENT OF CASH FLOWS FOR THE PERIOD FROM JULY 9, 2007 (INCEPTION) TO SEPTEMBER 30, 2007.

PAGES	F-6 - F-9	NOTES TO FINANCIAL STATEMENTS

Webb & Company, P.A.
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of: Max Cash Media, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Max Cash Media. Inc. (A Development Stage Company) as of September 30. 2007, and the related statements of operations, changes in shareholder's equity and cash flows for the period from July 9, 2007 (inception) to September 30, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Max Cash Media. Inc. (A Development Stage Company) as of September 30, 2007 and the results of its operations and its cash flow for the for the period from July 9, 2007 (inception) to September 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company is in the development stage with no operations, has a net loss since inception of $12,300, used cash operations of S1,000 and has a working capital and stockholders deficiency of 511,000. This raises substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 4. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/WEBB & COMPANY. P.A.
WEBB & COMPANY. P.A.

Boynton Beach, Florida January 9, 2008

Max Cash Media, Inc.
(A Development Stage Company)
Balance Sheet
As of September 30, 2007

ASSETS

Current Assets
Cash	$100

Total Assets	$100

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
Accounts Payable	$10,000
Loan payable - related party	1,100
Total Liabilities	11,100

Stockholders' Deficiency
Preferred stock, $0.001 par value; 10,000,000 shares authorized,
none issued and outstanding	-
Common stock, $0.001 par value; 100,000,000 shares authorized, 5,255,000
issued and outstanding	5,255
Additional paid-in capital	25,838
Less: Stock subscription receivable	(25,500)
Deficit accumulated during the development stage	(16,593)

Total Stockholders' Deficiency	(11,000)

Total Liabilities and Stockholders' Deficiency	$100

See accompanying notes to financial statements.

Max Cash Media, Inc.
(A Development Stage Company)
Statement of Operations
For the Period from July 9, 2007 (Inception) to September 30, 2007

Operating Expenses
Professional fees	$11,000
General and administrative	5,593
Total Operating Expenses	16,593

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(16,593)

Provision for Income Taxes	-

NET LOSS	$(16,593)

Net Loss Per Share - Basic and Diluted	$(0.00)

Weighted average number of shares outstanding
during the period - basic and diluted	5,005,663

See accompanying notes to financial statements.

Max Cash Media, Inc.
(A Development Stage Company)
Statement of Stockholders' Deficiency
For the period from July 9, 2007 (Inception) to September 30, 2007

						Deficit
	Preferred Stock		Common stock		Additional	accumulated during		Total
					paid-in	development	Subscription	Stockholder's
	Shares	Amount	Shares	Amount	capital	stage	Receivable	Deficiency

Balance July 9, 2007	-	$-	-	$-	$-	$-	$-	$-

Common stock issued for services to founder ($0.001)	-	-	5,000,000	5,000	-	-	-	5,000

Common stock issued for cash ($0.10/ per share)	-	-	255,000	255	25,245	-	(25,500)	-

In kind contribution of services	-	-	-	-	593	-	-	593

Net loss for the period July 9, 2007 (inception) to September 30, 2007	-	-	-	-	-	(16,593)	-	(16,593)

Balance, September 30, 2007	-	$-	5,255,000	$5,255	$25,838	$(16,593)	$(25,500)	$(11,000)

See accompanying notes to financial statements.

Max Cash Media, Inc.
(A Development Stage Company)
Statement of Cash Flows
For the period from July 9, 2007 (Inception) to September 30, 2007

Cash Flows Used in Operating Activities:
Net Loss	$(16,593)
Adjustments to reconcile net loss to net cash used in operations
In-kind contribution of services	5,593
Changes in operating assets and liabilities:
Increase in accounts payable and accrued expenses	10,000
Net Cash Used In Operating Activities	(1,000)

Cash Flows From Financing Activities:
Proceeds from loan payable- related party	1,100
Net Cash Provided by Financing Activities	1,100

Net Increase in Cash	100

Cash at Beginning of Period	-

Cash at End of Period	$100

Supplemental disclosure of cash flow information:

Cash paid for interest	$-
Cash paid for taxes	$-

See accompanying notes to financial statements.

MAX CASH MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Max Cash Media, Inc. (a development stage company) (the "Company") was incorporated under the laws of the State of Nevada on July 9, 2007.  Max Cash Media, Inc. will acquire and market intellectual properties in the entertainment industry.

Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  At September 30, 2007 the Company had no cash equivalents.

(D) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.”  As of September 30, 2007 there were no common share equivalents outstanding.

(E) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”).  Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

MAX CASH MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

As of September 30, 2007, the Company has a net operating loss carry forward of approximately $11,000 available to offset future taxable income through 2027.  The valuation allowance at September 30, 2007 was $3,740.  The net change in the valuation allowance for the period ended September 30, 2007 was an increase of $3,740.

(F) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(G) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” and No. 104, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

(H) Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”.  This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

MAX CASH MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”.  This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the non-controlling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained non-controlling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners.  SFAS No. 160 affects those entities that have an outstanding non-controlling interest in one or more subsidiaries or that deconsolidate a subsidiary.  SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements

NOTE 2	STOCKHOLDERS’ EQUITY

(A) In-Kind Contribution

As of September 30, 2007 the shareholder of the Company contributed services having a fair value of $593. (See Note 3)

(B) Stock Issued for Services

On July 9, 2007, the Company issued 5,000,000 shares of common stock to its founder having a fair value of $5,000 ($0.001/share) in exchange for services provided.

(C) Subscription Receivable

During September 2007, the Company sold an aggregate of 255,000 shares of common stock in exchange for subscriptions receivable totaling $25,500 ($0.10/share). During October 2007, the Company collected $25,500.

MAX CASH MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 3	RELATED PARTY TRANSACTIONS

During the period ended September 30, 2007, the Company received $1,100 from a principal stockholder. Pursuant to the terms of the loan, the loan is non interest bearing, unsecured and due on demand.  The loan was repaid on October 23, 2007.

As of September 30, 2007 the shareholder of the Company contributed services having a fair value of $593 (See Note 2(A)).

NOTE 4	GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no operations, has a net loss since inception of $16,593, used cash in operations of $1,000 and has a working capital and stockholders deficiency of $11,000.  This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 5	SUBSEQUENT EVENTS

(A)Stock Issued for Cash

In October 2007, the Company entered into stock purchase agreements to issue 1,115,000 shares of common stock for cash of $111,500 ($0.10/share).

(B)Consulting Agreement

On October 15, 2007 the Company entered into a consulting agreement which provides for administrative and other miscellaneous services.  The Company is required to pay $7,500 a month.  The agreement will remain in effect unless either party desires to cancel the agreement.

MAX CASH MEDIA, INC.
1,400,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALEIS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$4.30
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$20,000
Legal fees and expense	$30,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$50,004.30

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We were incorporated in the State of Nevada in July 2007 and 5,000,000 founder shares were issued to Noah Levinson for a total purchase price of $5,000. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In October 2007, we completed a Regulation D Rule 506 offering in which we sold 1,370,000 shares of common stock to 44 investors, at a price per share of $0.10 per share for an aggregate offering price of $137,000. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Name of selling stockholder	Shares of common stock owned prior to offering
Tracy Baker	50,000
Alexander T. Balasco	10,000
Byron Balasco	50,000
Christopher Baumgartner	30,000
Brian A. Burdette	5,000
Cynthia A. Burdette	5,000
Jong Un Choe	50,000
Beverly W. Cline	5,000
John Cline	5,000
LawrenceDodd	10,000
Russell Fuller	10,000
Harold Gignac	30,000
Patricia Gignac	20,000
Gerald E. Golt	20,000
James Hanlin	5,000
Kyung S. Hwang	50,000
David Ihn	50,000

Myunghee Ihn	50,000
Tai Ihn	50,000
Eul S. Kang	50,000
Jung R. Kang	50,000
Myung Jae Kang	50,000
Kyung Ae Kim	50,000
Donna K. Knight	50,000
George M. Knight	50,000
Joon K. Lee	50,000
Elizabeth H. Mays	20,000
John Messner	5,000
Won Sang Moon	50,000
Kevin Myers	10,000
Brian K. Pyun	50,000
Steven Pyun	50,000
Dan R. Sanderson	5,000
Samir Shelat	50,000
Sashi Shelat	50,000
Noel Steven Simms	5,000
Angela Smelcer	20,000
HudsonSmelcer	20,000
Idea Nochole Trotter	10,000
Elizabeth Whitehead	10,000
William R. Wilkes	10,000
Frank S. Woody Jr.	50,000
Georgye G. Woody	50,000
Riccardo L. Zimmerman	50,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §§230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in October 2007 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
23.1	Consent of Webb & Company, P.A.
23.2	Consent of Counsel, as in Exhibit 5.1
24.1	Power of Attorney

ITEM 28. UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking pursuant to Item 512 (g) of Regulation S-B

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

(D) The small business issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Great Neck,New York on February 5, 2008 .

MAX CASH MEDIA, INC.

By:	/s/ Noah Levinson
Noah Levinson
Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, Controller, Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Noah Levinson and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Max Cash Media, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

By:	/s/ Noah Levinson	By:	/s/ Irv Pyun
	Noah Levinson		Irv Pyun
	Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, Controller, Principal Accounting Officer		Scretary